EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG L.L.P.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the USLIFE
Corporation Stock Option Plans and the USLIFE Corporation
Non-Employee Directors' Stock Option Plan of our reports dated February 14, 1997, with respect to the consolidated financial statements of American General Corporation (AGC) incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, and our report dated
March 19, 1997, with respect to the related financial statement schedules of AGC included therein, all filed with the Securities and Exchange Commission.





                              ERNST & YOUNG L.L.P.



Houston, Texas
June 12, 1997